UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2011

Ener1, Inc.

__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2011, Ener1, Inc. (the “Company”) terminated the employment of Richard L. Stanley as Chief Operating Officer of the Company and President of the Company’s subsidiary, EnerDel, Inc.

The Company and Mr. Stanley entered into a Separation and General Release Agreement (the “Agreement”) dated April 8, 2011.  Subject to the terms of the Agreement, including a release by Mr. Stanley of claims against the Company, the Agreement provides that: (a) Mr. Stanley will receive a lump sum payment of $250,000 on the Company’s regular payroll date as soon as practical after the execution and delivery of the Agreement by Mr. Stanley and after the seven day revocation period described in the Agreement has expired; and (b) 20,000 unvested units of restricted stock of the Company that were granted to Mr. Stanley under the Company’s 2007 Stock Incentive Plan shall vest immediately.  Mr. Stanley has the right to revoke the Agreement until April 15, 2011.

In connection with the Agreement, Mr. Stanley also agreed to several restrictive covenants including non-defamation of the Company, non-competition with the Company, non-solicitation of the Company’s customers, and confidentiality.

The above description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 10.1 which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Separation and General Release Agreement dated April 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

April 13, 2011	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Separation and General Release Agreement dated April 8, 2011.